Exhibit 10.10

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

UNSECURED PROMISSORY NOTE

Date of Issuance of Note: September 5, 2023

Principal Amount of Note: US$300,000.00

For value received, NKGen Biotech, Inc., a Delaware corporation (“Payor” or the “Company”) promises to pay to Lisa J. Ling, an individual residing [***] (“Holder”) the principal amount set forth above with simple interest on the outstanding principal amount at the rate of 5.12% per annum. Interest will commence with the date hereof and continue on the outstanding principal until paid in full. Interest is computed on the basis of a year of 365 days for the actual number of days elapsed.

1.            The entire outstanding principal balance of the Loan plus all accrued interest thereon, if any, is due and payable in full immediately upon the earliest of the following (the “Maturity Date”): (i) upon demand by Holder at any time on or after October 5, 2023, or (ii) any Event of Default (as defined below).

2.            All payments of interest and principal will be in lawful money of the United States of America. All payments will be applied first to accrued interest, and thereafter to principal.

3.            In the event of any default hereunder, Payor will pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4.            Payor may prepay this Note prior to the Maturity Date without the consent of the Holder.

5.            If there is any Event of Default hereunder, this Note will accelerate and all principal and unpaid accrued interest will become due and payable. The occurrence of any one or more of the following constitutes an Event of Default:

(a)            Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)            Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c)            An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.

6.            Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

7.            This Note will be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

8.            Any term of this Note may be amended or waived with the written consent of Payor and Holder.

9.            This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note will be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal will be paid solely to the registered holder of this Note. Such payment constitutes full discharge of the Company’s obligation to pay such interest and principal.

Promissory Note

10.            This Note may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

NKGen Biotech, Inc.

By:	/s/ Sangwoo Park
Name: Sangwoo Park
Title: Director

Email: [***]

Promissory Note